UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2014
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02     Unregistered Sales of Equity Securities

On March 20, 2014, Crailar Technologies Inc. (the "Company") completed a private placement equity financing (the "Private Placement") to thirteen purchasers. The Private Placement consisted of the sale of 2,515,000 units at $1.25 per unit for gross proceeds of $3,143,750. Each Unit is comprised of one common share and one-half of one transferable common share purchase warrant of the Company, and each whole warrant will entitle the holder thereof to purchase one additional common share of the Company at an exercise price of $1.75 per warrant share for a period of two years from closing, that is, until March 20, 2016. The Company relied on exemptions from registration under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") provided by Regulation S with respect to seven of the purchasers and by Rule 506 with respect to the remaining six purchasers, in each case based on representations and warranties provided by the purchasers of the units in their respective subscription agreements entered into between the Company and each of the purchasers.

In addition, on March 20, 2014, the Company issued 176,400 shares to two finders in conjunction with the closing of the above-referenced private placement at a deemed issuance price of $1.25 per share. The Company relied on exemptions from registration under the U.S. Securities Act provided by Rule 506 based on representations and warranties provided by each of the finders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAILAR TECHNOLOGIES INC.
Date: March 26, 2014	/s/ Guy Prevost Name: Guy Prevost Title: Corporate Controller

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